                 OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT
                 ------------------------------------------

        THIS OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT dated as of July 8, 1995 (this "Agreement"), is executed in reliance upon the exemption from registration afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended. Capitalized terms used herein and not defined shall have the meanings given to them in Regulation S.

        This Agreement has been executed by the undersigned in connection with the private placement of shares of Common Stock, par value $.66 2/3 per share, of American Science and Engineering, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts, with its principal executive offices located at 829 Middlesex Turnpike, Billerica, MA (hereinafter referred to as "Seller"). The undersigned Samuel Investors International, L.D.C., located at c/o Caledonian Bank & Trust, P.O. Box 1043, Caledonian House, Georgetown, Grand Cayman, a corporation organized under the laws of the Cayman Islands, a non-U.S.A. jurisdiction (herinafter referred to as "Buyer"), hereby represents and warrants to, and agrees with Seller as follows:


        THE COMMON STOCK OFFERED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR
        BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OF THE 1933 ACT) EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM
        THE REGISTRATION REQUIREMENTS OF THE 1933 ACT

        1. AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.
           ---------------------------------------

        (a) SUBSCRIPTION. The undersigned Buyer hereby subscribes for and agrees to purchase 200,000 shares of the Seller's Common Stock (the "Shares").

        (b) PURCHASE PRICE. The per share purchase price for the Shares shall be 75% of the closing bid price of the Shares, as reported on the American Stock Exchange, for the trading day prior to the date the Buyer transmits to Seller a signed copy of this Agreement (the "Purchase Price"). Based upon the closing bid price on July 7, 1995 of $6.25, the aggregate Purchase Price shall be $937,500.

        (c) PAYMENT. The aggregate Purchase Price, for the Shares shall be payable at closing by delivering immediately available funds in United States Dollars by wire transfer to the designated depository for closing by delivery of securities versus payment.

        (d) CLOSING. Subject to the satisfaction of the conditions set forth in Sections 7, 8 and 9 hereof, the closing of the transactions contemplated by this Agreement shall take place on the date which is two business days after the Shares have been approved for listing on the American Stock Exchange, or such earlier or later date as is mutually agreed to in writing by Buyer and Seller.

    2.  SUBSCRIBER REPRESENTATIONS: ACCESS TO INFORMATION.

       (a) OFFSHORE TRANSACTION. In connection with the sale of the Shares, Buyer represents and warrants to, and covenants and agrees with, Seller as follows:

           (i) Buyer is not a natural person resident in the United
       States, is not organized under the laws of any jurisdiction within the United States, was not formed by a U.S. Person (as defined in Section 902(o) of Regulation S) for the purpose of investing in Regulation S securities and is not otherwise a U.S. Person. Buyer is not, and on the closing date will not be, an affiliate of Seller;

          (ii) At the time the buy order was originated, Buyer was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement;

         (iii) No offer to purchase the Shares was made in the United States;

          (iv) Buyer is purchasing the Shares for its own account or for the account of persons (who are not U.S. Persons), each of whom has entered into an offshore securities subscription agreement in a form substantially similar to this Agreement, and Buyer and each such person is qualified to purchase the Shares under the laws of its residence and the offer and sale of the Shares will not violate the securities or other laws of such jurisdiction. Buyer is purchasing the Shares for investment purposes only and not with a present view to the distribution or public offering thereof. Buyer's present intention is to hold the Shares for investment for an indefinite period of time, and Buyer's present investment objective in purchasing the Shares is to achieve long-term capital growth from the possible appreciation in value of the Shares, although Buyer understands that Seller makes no assurances that there will be any appreciation in value. Buyer presently intends not to resell or otherwise distribute the Shares in the United States for an indefinite period of time;

           (v) Notwithstanding Buyer's present investment intent as described in subparagraph (iv), above, all offers and sales of the Shares by Buyer shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 903 or 904, as applicable, of Regulation S or pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration. In any case, the Shares have not been and will not be offered or sold by Buyer to, or for the account or benefit of, a U.S. Person or within the United States until after the end of the forty (40) day period commencing on the later of the date of closing of the offering of the Shares or the date of the first offer of the Shares to persons other than distributors (the "Restricted Period");

        (vi) The transactions contemplated by this Agreement (a) have not been and will not be pre-arranged by Buyer with a purchaser located in the United States or a purchaser which is a U.S. Person, and (b) are not and will not be part of a plan or scheme by Buyer to evade the registration provisions of the 1933 Act;

        (vii) Buyer understands that the Shares are not registered under the 1933 Act and are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States securities laws, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Buyer set forth herein in order to determine the applicability of such exemptions and the suitability of Buyer to acquire the Shares;

        (viii) Buyer shall take all reasonable steps to ensure its compliance with Regulation S and, notwithstanding Buyer's present investment intent as described in subparagraph (iv) above, shall promptly send to each purchaser who acts as a distributor, dealer or a person receiving a selling concession, fee or other remuneration in respect of the Shares, who purchases prior to the expiration of the Restricted Period referred to in subparagraph (v) above, a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales as Buyer pursuant to
Section 903(c)(2)(iv) of Regulation S;

        (ix) Buyer has not conducted and shall not conduct any "directed selling efforts" as that term is defined in Rule 902(b) of Regulation S, nor has Buyer conducted any general solicitation relating to the offer and sale of Shares in the United States or elsewhere;

        (x) This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

        (xi) The execution and delivery of this Agreement and the consummation of the purchase of the Shares and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of Buyer or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States, any State thereof or any other government or applicable jurisdiction or any applicable decree, judgment or order of any court or regulatory body, administrative agency or other governmental body having jurisdiction over Buyer or any of its properties or assets;

                    (xii) Notwithstanding Buyer's present investment intent as described in subparagraph (iv), above, all invitations, offers and sales of or in respect of, the Shares by Buyer and any distribution by Buyer of any documents relating to any offer by it of the Shares will be in compliance with applicable laws and regulations and will be made in such a manner that no prospectus need be filed and no other filing need be made by Seller with any regulatory authority or stock exchange in any country or any political sub-division of any country;

                    (xiii) Notwithstanding Buyer's present investment intent as described in subparagraph (iv), above, Buyer will not make any offer or sale of Shares by any means which would not comply with the laws and regulations of the territory in which such offer or sale takes place or to which such offer or sale is subject or which would in connection with any such offer or sale impose upon Seller any obligation to satisfy any public filing or registration requirement or provide or publish any information of any kind whatsoever or otherwise undertake or become obliged to do any act; and

                    (xiv) Neither Buyer nor any of its affiliates has entered, has the intention of entering, or will during a period of 60 days following the closing enter or into any put option, short position or other similar instrument or position with respect to the Shares or securities of the same class as the Shares.

               (b) NO GOVERNMENT RECOMMENDATION OR APPROVAL. Buyer understands that no Federal or State agency has passed on or made any recommendation or endorsement of the Shares.

               (c) CURRENT PUBLIC INFORMATION. Buyer acknowledges that it and its advisors, if any, have been furnished with all materials and information relating to the business, finances and operations of Seller and all materials relating to the offer and sale of the Shares which have been requested by Buyer, all of which written materials and information contained a legend substantially similar to that appearing in the preamble to this Agreement on the first page hereof. Buyer further acknowledges that it and its advisors, if any, have received complete and satisfactory answers to such inquiries. Without limiting the generality of the foregoing, Buyer has received Seller's (1) Annual Report on Form 10-K for the fiscal year ended March 31, 1995, (2) Quarterly Reports on Form 10-Q for the fiscal quarters ended July 1, 1994, September 30, 1994, and December 30, 1994, (3) Seller's year-end earnings press release and (4) a description of Seller's use of the proceeds of the offering of the Shares.
Buyer


acknowledges that no representations have been made to it orally or in writing regarding the Seller except by means of information in reports filed by the Seller with the United States Securities and Exchange Commission or by means of responses by the officers of the Seller to questions asked pursuant to this Paragraph (c), and, by executing this Agreement, Buyer acknowledges that it is not relying upon any representations or information other than information contained in such reports or furnished in response to such questions, and the results of an investigation by Buyer or Buyer's professional advisors.

            (d) BUYER'S SOPHISTICATION. Buyer acknowledges that the purchase of the Shares involves a high degree of risk, including the total loss of Buyer's investment. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Shares. Buyer is financially able to bear the risk of losing its entire investment, has adequate means of providing for its needs and possible contingencies, and has no need for liquidity in this investment.

        3.  SELLER REPRESENTATIONS.

            (a) REPORTING COMPANY STATUS. Seller is a "Reporting Issuer" as defined by Rule 902 of Regulation S. Seller has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and trades on the American Stock Exchange. Seller has filed all material required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer or sale of the Shares.

            (b) CURRENT PUBLIC INFORMATION. Seller has furnished Buyer with copies of its most recent report filed under the Exchange Act referred to in
Section 2(c) above.

            (c) OFFSHORE TRANSACTION. Seller has not offered the Shares to any person in the United States, any identifiable groups of U.S. citizens abroad, or to any U.S. Person.

                 (i) At the time the buy order was originated, Seller and/or its agents reasonably believe Buyer was outside of the United States and was not a U.S. person, based solely on the representations of Buyer in Section 2(a) hereof.

                (ii) Seller and/or its agents reasonably believe that the transaction has not been pre-arranged with a buyer in the United States, based solely on the representations of Buyer in Section 2(a) hereof.

               (iii) No offer to buy or sell the Shares was or will be made by Seller to any person in the United States.

                (iv) The sale of the Shares by Seller pursuant to this Agreement will be made in accordance with the provisions and requirements of Regulation S.


                    (v) The transactions contemplated by this Agreement (a) have not been and will not pre-arranged by Seller with a purchaser located in the United States or a purchaser which is a U.S. Person, and (b) are not and will not be part of a plan or scheme by Seller to evade the registration provisions of the 1933 Act.

               (d) NO DIRECTED SELLING EFFORTS. In regard to this transaction, Seller has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has Seller conducted any general solicitation relating to the offer and sale of the securities which are the subject of this transaction in the United States or elsewhere.

               (e) CONCERNING THE SHARES. The Shares when issued and delivered will be duly authorized, validly issued, fully paid and non-assessable and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of the Company.

               (f) SUBSCRIPTION AGREEMENT. This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

               (g) NON-CONTRAVENTION. The execution and delivery of this Agreement and the consummation of the issuance of the Shares and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of Seller, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Seller or any of its properties or assets.

               (h) APPROVALS. Seller is not aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Shares as contemplated by this Agreement.


          4. EXEMPTION: RELIANCE ON REPRESENTATIONS. Buyer understands that the offer and sale of the Shares are not being registered under the 1933 Act. Seller and Buyer are relying on the rules governing offers and sales made outside the United States pursuant to Regulation S.

          5. TRANSFER AGENT INSTRUCTIONS. Seller's transfer agent will be instructed to issue one or more share certificates representing the Shares sold hereunder without restrictive legend in the name of Buyer (or its nominee (being a non-U.S. Person) or such non-U.S. Persons as may be designated by Buyer prior to the closing) and in such denominations to be specified prior to closing. Seller further warrants that no instructions other than these


instructions and instructions to impose a "stop transfer" instruction with respect to the certificates until the end of the Restricted Period of 41 days from closing have been given to the transfer agent. Nothing in this section, however, shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Shares.

    6. STOCK DELIVERY INSTRUCTIONS. The Share certificates in the form required to be delivered by Section 5 above shall be delivered to the Buyer on a delivery versus payment basis at such time and place as shall be mutually agreed by Seller and Buyer, provided that such certificates shall be made available for inspection at such reasonable time as Buyer may request prior to closing.

    7. CONDITIONS TO SELLER'S OBLIGATION TO SELL. Seller's obligation to sell the Shares is conditioned upon:

       (a) The receipt and acceptance by Buyer of this Agreement as evidenced by execution of this Agreement by the Chairman of the Board or President of Buyer.

       (b) Delivery into the closing depository of good funds by Buyer as payment in full of the aggregate Purchase Price of the Shares.

       (c) The receipt by Seller of a certificate from an authorized officer of Buyer certifying that the representations and warranties contained in Section 2 hereof are true and correct as of the closing date.

       (d) the receipt of approval for listing the Shares of the American Stock Exchange.

    8. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE. Buyer's obligation to purchase the Shares is conditioned on:

       (a) The receipt and acceptance by Seller of this Agreement as evidenced by execution of this Agreement by the duly authorized officer of Seller.

       (b) Delivery of certificates representing the Shares as described in
Section 5 hereof.

       (c) The absence of any event or circumstance that could reasonably be expected to have a material adverse effect on the financial condition of Seller, or the market price of Seller's stock as reported on the American Stock Exchange, in any such event as determined by Buyer in its reasonable discretion.

       (d) The receipt by Buyer of a certificate from an authorized officer of Seller certifying that the representations and warranties contained in Section 3 hereof are true and correct as of the closing date and that, to the best of Seller's knowledge, the conditions set forth in subsection (d) above have been complied with.

       (e) The Company's counsel, Brown, Rudnick, Freed & Gesmer, shall have delivered an opinion to the Buyer substantially in the form of EXHIBIT A hereto.

    9. PURCHASE PRICE ADJUSTMENT. The Purchase Price for the Shares shall be recalculated sixty days following closing. The average shall be calculated of the closing bid prices of the Shares, as reported on the American Stock Exchange, for each trading day commencing with the trading day which is the 45th day following closing and ending on the 60th day following closing. If 75% of that average is less than the Purchase Price, the per share purchase price shall be adjusted to be 75% of that average, but not less than $4.50 (as so adjusted, the "Adjusted Purchase Price"), and the Seller shall promptly issue and deliver to the Buyer, for no additional consideration, that number of fully-paid and nonassessable additional Shares equal to the difference between 200,000 and the number of Shares the aggregate Purchase Price would have purchased at the Adjusted Purchase Price. Such Shares shall be subject to the terms of paragraphs 2, 3, 4, 5, 10 and 12 of the Agreement. If the Adjusted Purchase Price is greater than or equal to the Purchase Price set forth in
Section 1(b), there shall be no Purchase Price adjustment.

   10. REGISTRATION OF THE SHARES. It is the Company's present intention to file, after the closing of the sale of the Shares, and to cause to become effective, a registration statement on Form S-3 under the 1933 Act covering the resale of the Shares. Any such registration statement shall remain effective for up to one hundred twenty (120) days or until all of the Shares are sold, whichever is later. the Company shall provide the Buyer with such numbers of copies of the prospectus as shall be reasonably requested to facilitate the sale of the Shares. The Company shall bear and pay all expenses incurred in connection with any such registration, excluding discounts and commissions.

   11. OFFERING MATERIALS. All offering materials and documents used in connection with offers and sales of the Shares prior to the expiration of the Restricted Period referred to in Section 2(a)(v) hereof shall include statements to the effect that the Shares have not been registered under the 1933 Act and that neither buyer, nor any direct or indirect purchaser of the Shares from Buyer, may directly or indirectly offer or sell the Shares in the United States or to U.S. Persons (other than distributors) unless the Shares are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available. Such statements shall appear (1) on the cover of any prospectus or offering circular used in connection with the offer or sale of the Shares, (2) in the underwriting section of any prospectus or offering circular used in connection with the offer or sale of the Shares, and (3) in any advertisement made or issued by Seller, Buyer, any other distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

   12. MISCELLANEOUS.

       (a) This Agreement constitutes the entire contract between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

       (b) Buyer is an independent contractor, and is not the agent of Seller. Buyer is not authorized to bind Seller, or to make any representations or warranties on behalf of Seller.

       (c) Seller makes no representation or warranty with respect to Seller, its finances, assets, business prospects or otherwise, except as expressly set forth herein. Buyer will advise each purchaser and potential purchaser of the Shares of the foregoing sentence, and that such purchaser is relying on its own investigation with respect to all such matters, and that such purchaser will be given access to any and all documents and Seller personnel it may reasonably request for such investigation.

       (d) All representations and warranties contained in this Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

       (e) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, United States of America and shall be binding upon the successors and assigns of each party hereto. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                          Official Signatory of Seller:

                                /s/  Ralph S. Sheridan
                          -----------------------------------

                          By:   /s/  Ralph S. Sheridan
                          -----------------------------------

                          Title:     President and CEO
                          -----------------------------------


                          Official Signatory of Buyer:

                          By:     /s/ Kenneth Silverman
                          -----------------------------------

                          -----------------------------------

                          Title:     President

                          Exact Name of Buyer:

                          /s/ Samuel Investor's Int'l,. L.D.C.
                          -----------------------------------

                          Address of Buyer:

                          -----------------------------------

                          -----------------------------------

                          -----------------------------------